SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Alliance Data Systems Corporation
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(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	31-1429215 (IRS Employer Identification No.)

17655 Waterview Parkway, Dallas, Texas (Address of principal executive offices)	75252 (Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [ X ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [ ]

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, $.01 par value	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None
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(Title of Class)

Item 1.     Description of Securities to be Registered.

          The material set forth in the section captioned "Description of Capital Stock" in the Registrant's Registration Statement on Form S-1 (Registration No. 333-94623) (as amended by Amendment No. 1, filed with the Securities and Exchange Commission on March 3, 2000, "Amendment No. 1") is incorporated herein by reference.

Item 2.     Exhibits.

Exhibit No.	Description
1.	Second Amended and Restated Certificate of Incorporation of Alliance Data Systems Corporation (filed as Exhibit 3.1 to Amendment No. 1, and incorporated herein by reference).

2.	Second Amended and Restated Bylaws of Alliance Data Systems Corporation (filed as Exhibit 3.2 to Amendment No. 1, and incorporated herein by reference).

3.	Specimen Certificate for shares of common stock, $0.01 par value, of Alliance Data Systems Corporation (filed as Exhibit 4 to Amendment No. 1, and incorporated herein by reference).

SIGNATURE

           Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ALLIANCE DATA SYSTEMS CORPORATION

By:	/S/ J. MICHAEL PARKS J. Michael Parks Chairman of the Board, Chief Executive Officer and President

Dated:    March 14, 2000